UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 27, 2015
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On April 27, 2015, DLH Holdings Corp. (the “Company”) entered into a lease agreement (the “Lease”) with Piedmont Center, 1-4 LLC (the “Landlord”) for the premises known as Suite 700 at Three Piedmont Center, 3565 Piedmont Road, N.E. Atlanta, Georgia 30305. The rentable floor area of the demised premises is 12,275 square feet. The Lease expires 8.7 years following the “Rental Commencement Date”. The Rental Commencement Date will occur when the Landlord has substantially completed the build-out of the demised premises, including any tenant improvements. The Company currently expects the Rent Commencement Date to occur, and occupation of the demised premises to begin, during August 2015.

The Company will pay monthly base rental payments for the demised premises in the amount of $251,637.50 per annum (or $20,969.79 per month) during the first year of the lease. The base rent due under the Lease shall increase yearly based on an agreed-upon annual rate of increase and in the final year of the Lease, the monthly base rental payment will be $306,629.50 per annum (or $25,552.46 per month).
Provided that the Company complies with its obligations under the Lease, the Landlord will excuse a total $265,209.99 in rent due during the initial two (2) years of the Lease term. The monthly rent payments under the Lease include estimated operating expenses and real estate taxes, as such terms are defined in the Lease. However, the Company will make an additional payment each year if actual operating expenses exceed the Landlord’s estimate.

The Company has a right, at its option and subject to the terms of the Lease, to extend the term of the Lease for one (1) five year period at a market rate. In addition, the Landlord has agreed to provide the Company with a right of first refusal to lease additional space if the Landlord desires to lease a portion of certain adjacent premises.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement. The Company intends to file a copy of the Lease as an exhibit to the Company’s quarterly report on Form 10-Q for the third quarter of its 2015 fiscal year.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, the Company entered into an extension agreement (the “Extension”) with Zachary C. Parker, its Chief Executive Officer and President, which provides for a one year extension of the term of his current employment agreement. Pursuant to the Extension, the Company and Mr. Parker agreed to extend the term of his current employment agreement from September 30, 2015 to the new expiration date of September 30, 2016. Pursuant to the Extension, and as contemplated by the Company’s current employment agreement with Mr. Parker, the Company agreed to pay a $50,000 cash bonus to Mr. Parker. Other than as modified by the Extension, the provisions of Mr. Parker’s current employment agreement remain in full force and effect.

The foregoing description of the Extension does not purport to be complete and is qualified in its entirety by reference to such agreement. The Company intends to file a copy of the Extension as an exhibit to the Company’s quarterly report on Form 10-Q for the third quarter of its 2015 fiscal year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: May 1, 2015

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